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EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-42261) pertaining to the Dividend Reinvestment and Stock Purchase Plan of Second Bancorp, Inc. and in the related Prospectus and in the Registration Statement (Form S-8 No. 33-42347) pertaining to the 1991 Incentive Stock Option Plan of Second Bancorp, Inc. of our report dated January 23, 1997 with respect to the consolidated financial statements of Second Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                  Ernst & Young LLP

Cleveland, Ohio
March 25, 1997